UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2012

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, ViewPoint Financial Group, Inc. (the “Company”), the parent company of ViewPoint Bank, National Association (the “Bank”), entered into a General Release (the “Release”) with James C. Parks in accordance with the severance agreement between the Bank and Mr. Parks dated as of January 1, 2011 (the “Agreement”). Please reference ViewPoint Financial Group, Inc.’s Current Reports on Form 8-K filed on September 6, 2011, and February 17, 2011, for details of the Agreement. A copy of the Release is attached hereto as Exhibit 10.1.

Under the Release, Mr. Parks will continue to serve as Executive Vice President, Chief Operating Officer of the Company and the Bank until August 31, 2012, to ensure a smooth transition of his responsibilities within the organization. In connection with Mr. Park’s resignation and in accordance with the Agreement, for a period of one year following Mr. Park’s separation (the “One-Year Period”) the Bank will (i) continue to pay his base salary, based on his annual base salary in effect on the resignation date ($255,500), and (ii) provide to him, at the Bank’s expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. Amounts received by Mr. Parks with respect to services performed by him for others during the One-Year Period will reduce the amounts payable by the Bank under the terms of the Release and the Agreement. Additionally, under the Release, the Bank will pay to Mr. Parks in cash on August 31, 2012, the remaining unvested portion of Mr. Parks’s 2011 Non-Equity Incentive Plan Compensation (“NEIPC”), comprised of 2,881 shares of phantom stock of the Company.

The Agreement contains a non-solicitation covenant prohibiting Mr. Parks from, during the One-Year Period, soliciting any employee, former employee or customer of the Bank or any affiliate thereof, or inducing any customer, supplier, licensor, licensee, business relation, representative, or agent of the Bank to terminate or modify their relationship with the Bank or any affiliate thereof. The Release also contains a general release of claims by Mr. Parks.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: August 10, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

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